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                                                                     Exhibit 3.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     NORTH AMERICAN TECHNOLOGIES GROUP, INC.

     The undersigned, desiring to amend the Certificate of Incorporation of North American Technologies Group, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

     FIRST: The Board of Directors of the Corporation, by unanimous written consent of the directors, evidenced by board resolutions, and approval of the requisite vote of each class of stockholders, has duly adopted the following resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation:

          RESOLVED, that the number of shares of Common Stock, par value $0.001 per share, which the Corporation shall have the authority to issue pursuant to the first paragraph of Article IV of the Corporation's Amended and Restated Articles of Incorporation, shall be reduced from 100,000,000 to 50,000,000.

     SECOND: That the aforesaid amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

     THIRD: That this amendment shall become effective on June 29, 1999.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Henry Sullivan, its Chief Executive Officer, and Judith Knight Shields, its Chief Financial Officer, this 29th day of June, 1999.

                                 NORTH AMERICAN TECHNOLOGIES
                                 GROUP, INC.

                                 By: /s/ Henry W. Sullivan
                                     ---------------------
                                         Henry W. Sullivan
                                         Chief Executive Officer

                                 By: /s/ Judith Knight Shields
                                     -------------------------
                                         Judith Knight Shields
                                         Chief Financial Officer